                                                                       Exhibit 4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by the reference in the registration statement of Marlton Technologies, Inc. on Form S-8 (File No. 33-3647) of our report dated March 26, 1999, on our audits of the consolidated financial statements fan financial statement schedule of Marlton Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998 which report is included in this Form 10-K.



PricewaterhouseCoopers L.L.P.



Philadelphia, Pennsylvania
March 30, 1999